Exhibit 10.1

BEFORE THE KANSAS DEPARTMENT OF HEALTH AND ENVIRONMENT

IN THE MATTER OF:	Case No. 04-E-0034

MGP Ingredients, Inc.

1300 Main Street

P.O. Box 130

Atchison, Kansas  66002

Source ID No. 0050002

AMENDMENT 2 OF CONSENT AGREEMENT AND FINAL ORDER OF THE SECRETARY

Roderick L. Bremby, Secretary, Kansas Department of Health and Environment (KDHE) and MGP Ingredients, Inc. (MGP) hereby state and agree:

1.             On January 11, 2006, KDHE and MGP entered into Consent Agreement and Final Order (CAO) for Case No. 04-E-0034, attached and incorporated herein by reference.

2.             Within paragraph 29 of the CAO, MGP agreed to accept a source-wide Volatile Organic Compound (“VOC) cap of 95 tons based on a 12 month rolling average.  MGP has failed to maintain continuous compliance with the VOC cap.  On November 23, 2009 KDHE and MGP entered in to an amendment of the CAO to address the non-compliance with the VOC cap.

3.             On February 23, 2010 MGP and KDHE held a meeting to address increased production at MGP’s facility.  MGP noted that the increased production has caused more VOCs to enter into the cooling tower water and could cause MGP to exceed the VOC cap.  MGP has agreed to amend paragraph 29 of the CAO and develop a compliance plan, which includes a specific timeline to replace the existing cooling towers with a new water cooling system.

4.             Paragraph 29 shall be amended to read; Source-wide VOC Emission Cap:  MGP shall accept source-wide allowable emission caps for the facility equivalent to 95 TPY for VOCs for a period of twenty-four months or until termination of this CAO whichever is later.  Beginning April 1, 2007, MGP shall continually operate the Facility so as not to exceed the source-wide allowable emission cap of 95 TPY for VOCs based on a 12-month rolling sum, rolled monthly, and recorded monthly.  For the first eleven months, beginning April 1, 2007, compliance with the 12-month rolling sum will be demonstrated based on a schedule to meet applicable emission caps as set forth in the approved CTP.  To demonstrate compliance with the VOC cap, MGP shall replace the existing cooling towers, resulting in a significant VOC reduction.  MGP shall follow the timeline and submit monthly progress reports.  The monthly progress reports shall be postmarked no later than 30 days after the last day of the month.  The first report is due May 30, 2010 covering April 1, 2010 to April 30, 2010.  MGP may discontinue the monthly reports upon written notification from KDHE.  The progress report shall contain information regarding the VOC cap and the construction progress (e.g. VOC calculations, pictures, explanation of delays etc.)  The timeline to be followed is:

1

A.            Obtain project funding no later than June 30, 2010;

B.            Obtain a construction contract no later than July 30, 2010;

C.            Break ground on project no later than September 30, 2010;

D.            Begin commissioning new cooling system no later than June 30, 2011; and

E.             Finish project and begin full-time operation no later than September 30, 2011.

5.             No other requirements or conditions contained within the CAO for Case No. 04-E-0034 are amended or changed by this Amendment 2.

6.             Nothing in this Amendment 2 to the CAO shall be considered an admission of any fact or an acknowledgement of any liability by MGP.

STIPULATED PENALTIES

7.             MGP shall be liable for stipulated penalties for the failure to comply with the terms of the CAO, as provided herein.  For the purposes of this section, compliance shall mean timely and complete performance in accordance with the CAO.  If for any reason the compliance with emission limits, or submission of any documents is delayed beyond the dates set forth in this CAO, then upon written demand by KDHE, MGP agrees to pay additional penalties as follows:

A.            For failure to submit or maintain compliance with the source-wide allowable emission cap of 95 TPY for VOCs based on a 12-month rolling sum, rolled monthly, and recorded monthly in paragraph 4 of this CAO Amendment 2, will result in a $5,000 civil penalty for each month the 12-month rolling average exceeds the 95 ton VOC cap.

B.            For failure to meet the dates as specified outlined in the timeline or submit monthly reports by the end of each month in paragraph 4 of this Amendment 2 of the CAO, every day past the due date a $1,000 penalty will be assessed.

8.             The Secretary of Health and Environment has reviewed Amendment 2 to the CAO and finds that the action of this Amendment 2 is consistent with the Kansas Air Quality Act and rules and regulations.  An executed copy will be provided to MGP upon signature of the Secretary and the signed agreement will constitute the Final Order of the Secretary in this manner.

/s/ Roderick L. Bremby	/s/ David E. Rindom
Roderick L. Bremby, Secretary	David E. Rindom, VP of HR
Kansas Department of Health	MGP Ingredients, Inc.
And Environment

Date: 5/20/2010	Date: 5/14/10